UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 19, 2013
Date of Report (Date of earliest event reported)

FRESH START PRIVATE MANAGEMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153381	26-1972677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 N. Parkcenter Drive Suite 103 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(714) 462-4880
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on September 13, 2013, the Board of Directors of Fresh Start Private Management, Inc., a Nevada corporation (the "Company"), accepted the resignation of Jorge Andrade as the Chief Executive Officer/Secretary/Treasurer of the Company. Mr. Andrade will continue as a consultant and remain as Chairman of the Board of Directors. Effective on September 13, 2013, pursuant to written consent resolutions of the Board of Directors, the Board of Directors appointed Kent Emry as the Chief Executive Officer of the Company, Brady Granier as the Secretary of the Company (who is currently also the Chief Operating Officer), and Lourdes Felix as the Treasurer of the Company (who is currently also the Chief Financial Officer).

Biography

Kent Emry. During the past twelve years, Mr. Emry has been involved in the healthcare industry. Mr. Emry has specialized in identifying and securing financing for the acquisition of troubled skilled nursing and rehabilitation facilities, which may have been in violation of federal regulations with a high probability of being closed. Mr. Emry was able to re-structure these facilities both on a clinical and financial level resulting in a profitable facility. Mr. Emry's vast knowledge of operational systems and his creation and development of policies and procedures has been key to his long term success in the healthcare industry. In addition Mr. Emry has extensive experience in contract negotiations with public, private, federal and state healthcare reimbursement entities including HMOs, Medicare, Medicaid, VA and Military contracting and billing.

Preceding Mr. Emry’s focus on the acquisition and restructuring of troubled healthcare facilities, Mr. Emry owned and operated a marketing company which focused on the healthcare industry. He developed creative and concise marketing strategies that were applicable to the target demographic of his clients. Mr. Emry's campaigns and tactics improved corporate revenues and profits by increasing their number of patients and controlling expenses.

Mr. Emry has also realized success in a number of industries outside of healthcare as well, including food processing and brokerage, construction, development, sales, marketing and property management. Mr. Emry has the ability to quickly identify operational and structural inefficiencies and replace them with systems and policies that enhance productivity and growth resulting in a more profitable business. Management of the Company believes that Mr. Emry's experience will be of great benefit to the stabilization and growth of the Company.

Mr. Emry has a Bachelors degree in Healthcare Administration from Oregon State University.

Letter Agreement

The Board of Directors also authorized the execution of that certain letter agreement dated September 6, 2013 with Mr. Emry (the "Letter Agreement"). In accordance with the terms and provisions of the Letter Agreement: (i) the Company shall pay Mr. Emry a salary of $200,000 per annum; (ii) after one year from date of execution of the Letter Agreement, Mr. Emry shall be eligible to receive an annual bonus as provided by the Board of Directors based on performance and the Company's performance; and (iii) the Company shall grant to Mr. Emry 6,000,000 stock options under the Company's 2012 Stock Option Plan which, as of the date of this Current Report, have not been granted.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1 Letter Agreement dated September 6, 2013 between Fresh Start Private Management Inc. and Kent Emry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH START PRIVATE MANAGEMENT INC.

Date: September 19, 2013	By:	/s/ Kent Emry
Name: Kent Emry
Title: Chief Executive Officer